UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – April 25, 2006

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

#

          On April 25, 2006, Questar Corporation issued a press release announcing its earnings for the three months ended March 31, 2006. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued April 25, 2006, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

April 26, 2006

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued April 25, 2006, by Questar Corporation.

#

QUESTAR NET INCOME GROWS 44% IN FIRST-QUARTER 2006

Company Raises 2006 EPS and Production Guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 44% in the first quarter of 2006 to $137.2 million, or $1.57 per diluted share, compared to $95.2 million, or $1.10 per diluted share, for the first quarter of 2005. The increase was driven by higher natural gas production and higher realized prices for natural gas, oil and natural gas liquids (NGL), higher gas-processing volumes and margins, and higher contract volumes in the company’s interstate pipeline business.

NET INCOME BY LINE OF BUSINESS

($ millions, except where noted)

	3 Months Ended
	March 31,		% Change
	2006	2005
Market Resources
Questar E&P	$70.5	$36.3	94%
Wexpro	12.0	10.2	18
Gas Management	9.7	8.8	10
Energy Trading and other	2.5	1.3	92
Market Resources Total	94.7	56.6	67

Questar Pipeline	11.4	8.3	37
Questar Gas	29.4	28.7	2
Corporate and other operations	1.7	1.6	6
QUESTAR CORPORATION TOTAL	$137.2	$95.2	44%
Diluted shares outstanding (average, in millions)	87.4	86.7
Earnings per diluted share	$1.57	$1.10	43%

“We’re off to a good start in 2006 – all Questar segments are either on track or above plan,” said Keith O. Rattie, Questar chairman, president and CEO. “Note that Questar E&P reported its third straight quarter of 15% or higher year-on-year production growth − driven not just by Pinedale, but also solid growth elsewhere in the Rockies, and from the Midcontinent. Accordingly, we’re raising our 2006 earnings and production guidance,” Rattie said.

2006 EARNINGS AND PRODUCTION GUIDANCE UPDATE

Questar raised full-year 2006 net income guidance to $4.50-$4.80 per diluted share, compared to previous guidance of $4.30-$4.60 per diluted share. This guidance excludes one-time items, assumes hedges in place at the time of this release, and assumes natural gas and oil prices and basis differentials as summarized in the table below. The company also raised 2006 production guidance. Questar E&P now expects 2006 production to range from 124 to 126 billion cubic feet of gas equivalent (Bcfe), compared to previous guidance of 122 to 124 Bcfe. The revised 2006 production guidance – which excludes Wexpro – would result in 9-10% growth compared to Questar E&P 2005 production of 114.2 Bcfe.

	Current	Previous

Earnings per share	$4.50-$4.80	$4.30-$4.60
Average diluted shares (millions)	87.5	87.5
Questar E&P production – Bcfe	124-126	122-124
Pinedale wells completed	45-48	45-48
NYMEX gas price per MMBtu*	$8.00-$9.00	$8.00-$9.00
NYMEX/Rockies basis differential per MMBtu gas*	$2.25	$2.25
NYMEX/Midcontinent basis differential per MMBtu gas*	$1.50	$1.50
NYMEX crude oil price per barrel*	$60.00-$70.00	$60.00-$70.00
*Average on unhedged volumes for the remainder of 2006

Questar E&P has hedged about 68% of its forecast 2006 natural gas and oil-equivalent production (see table at the end of this release). Accordingly, the company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2006 would result in about a $0.12 change in earnings per diluted share. Similarly, a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2006 would result in about a $0.03 change in earnings per diluted share.

FIRST-QUARTER 2006 RESULTS

Highlights

•

Questar E&P reported a 23% increase in natural gas, oil and NGL volumes to 32.3 Bcfe compared to 26.3 Bcfe for the 2005 period. The 2006 period included a 0.7 Bcfe gas-imbalance settlement. Excluding the settlement, production grew 20% year-over-year. Natural gas comprised 88% of reported volumes.

•

Questar E&P realized prices for natural gas rose 32%, while realized prices for crude oil and NGL rose 30%. Hedging reduced revenues by $19.7 million.

•

Wexpro’s investment base increased 16% to $214.5 million on March 31, 2006, compared to a year earlier. Wexpro produced 10.8 Bcfe during the first quarter on behalf of its affiliate, Questar Gas. Wexpro net income also benefited from 26% higher realized oil and NGL prices.

•

Questar Gas Management total margin from processing, both fee-based and keep-whole, increased 75%. Fee-based processing volumes rose 252% and NGL sales volumes from keep-whole contracts grew 34% compared to the 2005 quarter.

•

Questar Gas Management gathering volumes rose 3% while total gathering margins decreased due to increased operating expenses.

•

Questar Energy Trading net income increased $1.2 million on higher resale volumes.

•

Questar Pipeline revenues grew 14% primarily from new transportation contracts on its southern system in central Utah and on Overthrust Pipeline. Questar Pipeline also benefited from higher NGL volumes and realized prices.

•

Questar Gas net income was up 2% compared to the first quarter of 2005. The 2006 results included the settlement of a long-standing regulatory dispute with the State of Utah. Average temperature-adjusted usage per customer declined 2% compared to the year-earlier period.

•

Questar ROA (Return on Assets, defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended March 31, 2006, increased to 16.3%. Market Resources ROA was 21.7%, Questar Pipeline ROA was 8.6%, and Questar Gas ROA was 8.1%.

Questar Market Resources Net Income Up 67%

Market Resources – which conducts natural gas and oil exploration, development and production, gas gathering and processing, wholesale gas and oil marketing and gas storage – reported net income of $94.7 million in the first quarter of 2006, up 67% from $56.6 million in the first quarter of 2005.

Questar E&P Net Income Nearly Doubles

Market Resources subsidiary Questar E&P reported net income of $70.5 million in the first quarter, up 94% from $36.3 million in the 2005 period. Questar E&P reported production increased 23% to 32.3 Bcfe compared to 26.3 Bcfe in the 2005 quarter. The 2006 quarter included a 0.7 Bcfe gas-imbalance settlement. Excluding the imbalance settlement, Questar E&P production grew 20% compared to the year-earlier period. On an energy-equivalent basis, natural gas comprised about 88% of Questar E&P production in the 2006 period.

Questar E&P – Production by Region

	3 Months Ended
	March 31,		%
	2006	2005	Change
	(Bcfe)

Pinedale Anticline	9.7	7.5	29%
Uinta Basin	6.2	5.7	9
Rockies Legacy	5.1*	4.1	24
Rocky Mountains Total	21.0	17.3	21
Midcontinent	11.3	9.0	26
Questar E&P Total	32.3	26.3	23%
* Includes 0.7 Bcfe gas-imbalance settlement

Questar E&P production from the Pinedale Anticline in western Wyoming grew 29% from the year-earlier quarter and comprised about 30% of Questar E&P total production for the period. The company operated and had an ownership interest in 144 producing wells at Pinedale at the end of the first quarter (unchanged from year-end 2005), compared to 106 wells a year ago. In the Uinta Basin of eastern Utah, Questar E&P grew production 9% compared to the first quarter of 2005. Uinta Basin production in the year-ago quarter was negatively affected by weather-related delays and other production constraints. Production from Questar E&P Rocky Mountain “Legacy” properties increased 24% in the 2006 quarter, including the 0.7 Bcfe gas-imbalance settlement. Excluding the imbalance settlement, Legacy production volumes grew 7% in the current quarter compared to the year-earlier period, driven by the company’s emerging gas play in the Vermillion Basin. Legacy assets include all Questar E&P Rocky Mountain region producing properties except the Pinedale Anticline and the Uinta Basin. In the Midcontinent, Questar E&P grew production 26% to 11.3 Bcfe, driven by ongoing development drilling in the Elm Grove field in northwest Louisiana.

Questar E&P average realized natural gas price in the first quarter of 2006 increased 32% to $6.26 per thousand cubic feet (Mcf) compared to $4.76 per Mcf in the 2005 period. During the first quarter of 2006, Questar E&P average realized oil and NGL price was $50.42 per barrel compared with $38.74 a year earlier, a 30% increase. Hedging reduced gas revenues $16.0 million and oil revenues $3.7 million in the first quarter of 2006.

Questar may hedge up to 100% of its forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. During the first quarter of 2006, Questar E&P continued to take advantage of higher natural gas and oil prices to hedge additional production in 2006, 2007 and 2008.

Questar E&P controllable production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, and allocated interest expense) per unit of production increased 5% compared to the first quarter of 2005.

Questar E&P – Controllable Production Cost Structure

	3 Months Ended
	March 31,		%
	2006	2005	Change
	(Per Mcfe)

Depreciation, depletion and amortization	$1.28	$1.13	13%
Lease operating expense	0.54	0.55	(2)
General and administrative expense	0.34	0.34	-
Allocated interest expense	0.19	0.21	(10)
Controllable costs (excludes taxes)	$2.35	$2.23	5%

Depreciation, depletion and amortization expense rose 13% due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, and the ongoing depletion of older, lower-cost reserves. Per-unit lease operating expense decreased slightly as increased costs of materials and consumables were offset by higher production volumes. Similarly, interest expense per unit decreased in the current quarter as total interest expense remained about constant.

Wexpro Net Income Up 18% in First-Quarter 2006

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported net income of $12.0 million in the current quarter, up 18% from the first quarter of 2005. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of approximately 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro’s investment base at March 31, 2006, increased 16% to $214.5 million versus $185.7 million a year earlier. Wexpro current-quarter net income also benefited from 26% higher realized oil and NGL prices versus the first quarter of 2005.

Gas Management Net Income Up 10% in First-Quarter 2006

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – grew net income 10% to $9.7 million in the first quarter of 2006. Gas Management results benefited from favorable gas-processing margins and a 34% increase in NGL sales volumes compared to the 2005 quarter. Gathering volumes were up 3% to 61.2 million MMBtu for the current quarter compared to the 2005 quarter due primarily to growing Questar E&P and third-party Pinedale production and new gathering and processing projects serving third parties in the Uinta Basin. Total gathering margins decreased primarily due to start-up costs associated with the Pinedale liquids-gathering and transportation facilities.

Questar Energy Trading Net Income Nearly Doubles in First-Quarter 2006

Questar Energy Trading (Energy Trading) – which sells Market Resources equity gas and oil, provides risk-management services, and operates a natural gas-storage facility in the Rockies – reported net income of $2.5 million in the 2006 quarter versus $1.3 million a year earlier. Energy Trading benefited from increased marketing volumes, increased storage activity and improved margins.

Questar Pipeline Net Income Up 37% in First-Quarter 2006

Questar Pipeline – a subsidiary that provides interstate natural gas-transportation and storage services – reported net income of $11.4 million in the first quarter of 2006 compared to $8.3 million in the first quarter of 2005. Questar Pipeline first-quarter 2006 net income was driven by a 14% increase in revenues primarily related to the expansion of its southern system completed in November 2005 and the December 2005 completion of an interconnect between Overthrust Pipeline and the Kern River Pipeline. Questar Pipeline benefited from 63% higher NGL volumes and a 43% increase in the realized price of NGL compared to the first quarter of 2005. Questar Pipeline 2006 net income also included a $1.0 million increase in park-and-loan revenues at its Clay Basin storage facility in northeast Utah.

Questar Gas Net Income Up 2% in First-Quarter 2006

Questar Gas, the company’s retail gas-distribution utility, reported net income of $29.4 million in the first quarter 2006, up 2% from the year-ago quarter, driven by a 4.2% year-on-year increase in customers to about 834,000 on March 31, 2006. First quarter results also benefited from the settlement of a long-standing regulatory dispute with the state of Utah. Excluding the settlement, Questar Gas net income was about flat with first-quarter 2005. These positive factors were partially offset by higher bad-debt expense and a 2% decline in weather-normalized usage per customer. Questar Gas earned a 10.9% return on equity for the 12 months ended March 31, 2006.

First-Quarter Teleconference

Questar management will discuss first quarter 2006 results and its outlook for the remainder of the year and beyond in a conference call with investors Thursday, April 27, beginning at 9:30 a.m. ET. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $7.4 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933 as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned.

For more information, visit Questar’s Internet site at: www.questar.com

Current Hedge Positions – April 26, 2006

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf)			Average price per Mcf, net to the well
2006
Second quarter	12.9	6.0	18.9	$5.93	$6.81	$6.21
Second half	26.1	12.2	38.3	5.93	6.81	6.21
9 months	39.0	18.2	57.2	5.93	6.81	6.21

2007
First half	19.8	10.1	29.9	$7.02	$7.82	$7.29
Second half	20.1	10.3	30.4	7.02	7.82	7.29
12 months	39.9	20.4	60.3	7.02	7.82	7.29

2008
First half	8.5	5.1	13.6	$6.88	$7.87	$7.25
Second half	8.6	5.1	13.7	6.88	7.87	7.25
12 months	17.1	10.2	27.3	6.88	7.87	7.25

				Estimated
	Oil (Mbbl)			Average price per bbl, net to the well

2006
Second quarter	310	100	410	$47.77	$59.89	$50.73
Second half	626	202	828	47.77	59.89	50.73
9 months	936	302	1,238	47.77	59.89	50.73

2007
First half	525	199	724	$56.85	$57.83	$57.12
Second half	534	202	736	56.85	57.83	57.12
12 months	1,059	401	1,460	56.85	57.83	57.12

2008
First half	109	73	182	$64.23	$65.30	$64.66
Second half	111	73	184	64.23	65.30	64.66
12 months	220	146	366	64.23	65.30	64.66

#

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended
	March 31,
	2006	2005
	(in thousands, except per share amounts)
REVENUES
Market Resources	$415,077	$314,338
Questar Pipeline	25,442	17,912
Questar Gas	466,939	343,690
Corporate and other operations	3,915	4,384
TOTAL REVENUES	911,373	680,324

OPERATING EXPENSES
Cost of natural gas and other products sold	462,780	338,805
Operating and maintenance	74,109	56,747
General and administrative	32,318	33,083
Production and other taxes	33,472	26,385
Depreciation, depletion and amortization	72,754	58,825
Exploration	3,299	1,373
Abandonment and impairment of gas,
oil and other properties	1,699	1,405
TOTAL OPERATING EXPENSES	680,431	516,623

OPERATING INCOME	230,942	163,701

Interest and other income	2,447	2,651
Income from unconsolidated affiliates	1,831	1,546
Interest expense	(17,430)	(16,722)
INCOME BEFORE INCOME TAXES	217,790	151,176
Income taxes	80,634	56,005
NET INCOME	$137,156	$ 95,171

EARNINGS PER COMMON SHARE
Basic	$1.61	$1.13
Diluted	1.57	1.10
Weighted average common shares outstanding
Used in basic calculation	85,240	84,417
Used in diluted calculation	87,449	86,728

Dividends per common share	$0.225	$0.215

#

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
3 Months Ended
March 31,
2006	2005
(in thousands, except per share amounts)

REVENUES FROM UNAFFILIATED CUSTOMERS
Questar E&P	$210,787	$132,497
Wexpro	6,303	5,126
Questar Gas Management	41,248	29,034
Questar Energy Trading and Other	156,739	147,681
Market Resources Total	415,077	314,338
Questar Pipeline	25,442	17,912
Questar Gas	466,939	343,690
Corporate and other operations	3,915	4,384
$911,373	$680,324

REVENUES FROM AFFILIATED COMPANIES
Wexpro	$ 38,726	$ 32,984
Questar Gas Management	3,846	3,188
Questar Energy Trading and Other	250,230	142,214
Market Resources Total	292,802	178,386
Questar Pipeline	20,566	22,425
Questar Gas	1,577	1,261
Corporate and other operations	428	602
$315,373	$202,674

OPERATING INCOME
Questar E&P	$118,687	$ 63,442
Wexpro	18,217	15,878
Questar Gas Management	14,668	12,943
Questar Energy Trading and Other	3,311	2,455
Market Resources Total	154,883	94,718
Questar Pipeline	23,930	18,357
Questar Gas	51,507	49,951
Corporate and other operations	622	675
$230,942	$163,701

NET INCOME
Questar E&P	$ 70,490	$ 36,251
Wexpro	11,985	10,182
Questar Gas Management	9,738	8,808
Questar Energy Trading and Other	2,452	1,380
Market Resources Total	94,665	56,621
Questar Pipeline	11,439	8,339
Questar Gas	29,364	28,712
Corporate and other operations	1,688	1,499
$137,156	$ 95,171

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
3 Months Ended
March 31,
2006	2005
MARKET RESOURCES
Questar E&P production volumes
Natural gas (MMcf)	28,556	22,839
Oil and natural gas liquids (Mbbl)	623	583
Total production (Bcfe)	32.3	26.3
Average daily production (MMcfe)	359	293
Average realized price, net to the well (including hedges)
Natural gas (per Mcf)	$ 6.26	$ 4.76
Oil and natural gas liquids (per bbl)	$50.42	$38.74
Wexpro net investment base at March 31, (millions)	$214.5	$185.7
Natural gas gathering volumes (in thousands
of MMBtu) (1)
For unaffiliated customers	32,650	32,535
For Questar Gas	10,563	11,256
For other affiliated customers	18,016	15,846
Total gathering	61,229	59,637
Gathering revenue (per MMBtu)	$ 0.29	$ 0.26
Natural gas and oil marketing volumes (Mdthe)
For unaffiliated customers	29,532	28,910
For affiliated customers	25,562	22,551
Total marketing	55,094	51,461

QUESTAR PIPELINE
Natural gas transportation volumes (Mdth)
For unaffiliated customers	62,717	55,602
For Questar Gas	40,857	43,739
For other affiliated customers	3,746	1,976
Total transportation	107,320	101,317
Transportation revenue (per dth)	$ 0.28	$ 0.26
Firm-daily transportation demand (Mdth)	2,155	1,625

QUESTAR GAS
Natural gas volumes (Mdth)
Residential and commercial sales	42,265	39,919
Industrial sales	1,151	1,703
Transportation for industrial customers	8,485	8,655
Total deliveries	51,901	50,277
Natural gas revenue (per dth)
Residential and commercial sales	$10.45	$ 8.07
Industrial sales	$ 8.37	$ 6.11
Transportation for industrial customers	$ 0.19	$ 0.19
Heating degree days - warmer than normal	2%	5%
Temperature-adjusted usage per customer (dth)	48.9	49.9
Customers at March 31,	834,252	800,523

(1) one dth = one MMBtu

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

March 31,	December 31,
2006	2005
(Unaudited)
(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$ 29,147	$ 13,360
Accounts and notes receivable, net	345,108	458,395
Fair value of hedging contracts	3,525	1,972
Inventories	68,920	125,417
Other current assets	66,575	156,696
Total current assets	513,275	755,840
Property, plant and equipment	5,703,127	5,527,997
Less accumulated depreciation	2,168,171	2,100,455
Net property, plant and equipment	3,534,956	3,427,542
Investment in unconsolidated affiliates	32,322	30,681
Other assets, net	139,678	143,010
$4,220,231	$4,357,073

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt	$ 94,500
Accounts payable and accrued expenses	$ 424,228	557,011
Fair value of hedging contracts	51,217	222,049
Current portion of long-term debt	200,014	14
Total current liabilities	675,459	873,574
Long-term debt, less current portion	783,202	983,200
Deferred income taxes	669,937	624,187
Fair value of hedging contracts	32,575	99,044
Other long-term liabilities	238,722	227,265
Common shareholders' equity	1,820,336	1,549,803
$4,220,231	$4,357,073

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
3 Months Ended
March 31,
2006	2005
(in thousands)
Operating activities
Net income	$137,156	$95,171
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	73,977	60,167
Deferred income taxes	7,597	2,105
Abandonment and impairment of gas, oil and other properties	1,699	1,405
Share-based compensation	2,220	865
Income from unconsolidated affiliates, net of cash distributions	(1,641)	568
Net (gain) loss from asset sales	105	(59)
Hedge contract ineffectiveness	22	180
Change in operating assets and liabilities	100,131	5,139
Net cash provided from operating activities	321,266	165,541

Investing activities
Capital expenditures	(196,905)	(129,344)
Proceeds from asset dispositions	3,151	1,427
Net cash used in investing activities	(193,754)	(127,917)

Financing activities
Common stock	(53)	3,545
Short-term debt	(94,500)	(31,000)
Other financing	2,063	4,346
Dividends paid	(19,235)	(18,196)
Net cash used in financing activities	(111,725)	(41,305)

Change in cash and cash equivalents	15,787	(3,681)
Beginning cash and cash equivalents	13,360	3,681
Ending cash and cash equivalents	$ 29,147	$ -